UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

SOLAR POWER, INC.

(Exact name of registrant as specified in its charter)

California	000-50142	20-4956638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285

Roseville, California 95661-3875

(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 28, 2015 (the “Closing Date”), SPI China (HK) Limited, a wholly owned subsidiary of Solar Power, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of 80% of the equity interest in Solar Juice Pty Ltd (“Solar Juice”), an Australian proprietary company limited by shares, from Andrew Burgess, a citizen of Australia as trustee on the terms of the Burgess Absolutely Entitled Trust, Rami Fedda, a citizen of Australia as trustee on the terms of the Fedda Absolutely Entitled Trust, and Allied Energy Holding Pte Ltd, a company incorporated in Singapore and associated with Simon Tan, a citizen of Singapore (collectively, the “Sellers”), a transaction previously announced in the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 31, 2015.

Solar Juice engages in solar PV wholesale distribution business in Australia. Other than in respect of the transaction described in the immediately preceding paragraph, there is no material relationship between any of the Sellers and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The aggregate consideration for the Acquisition was approximately US$25.5 million, which was settled with 14,073,354 shares of common stock of the Company (the “Common Shares”) on the Closing Date.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company authorized and issued the Common Shares to the Sellers.

The issuance of the Common Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, and amended.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements and Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date upon which this Current Report on Form 8-K is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K will be filed within 71 calendar days after the date upon which this Current Report on Form 8-K is required to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: June 3, 2015	/s/ Amy Jing Liu
	Name:	Amy Jing Liu
	Title:	Chief Financial Officer

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